Exhibit 99.1

FORBEARANCE AGREEMENT AND AMENDMENT NUMBER ONE TO

CREDIT AGREEMENT

This Forbearance Agreement and Amendment Number One to Credit Agreement (this “Agreement”) is made as of the 24th of March, 2008, by and among IMPERIAL PETROLEUM, INC., a Nevada corporation (the “Borrower”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership, formerly known as Highbridge/Zwirn Special Opportunities Fund, L.P. (“DBZ”), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the “Collateral Agent”), and DBZ, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the “Administrative Agent”; and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent, Collateral Agent, and the Lenders are parties to that certain Credit Agreement, dated as of April 13, 2007, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower;

WHEREAS, the unwaived Events of Default listed on Schedule 1 attached hereto have occurred and are continuing or are expected to occur under the Credit Agreement (the “Designated Events of Default);

WHEREAS, Borrower has requested that the Agents and Lenders forbear from exercising remedies with respect to the Existing Event of Default as set forth herein and amend certain terms under the Credit Agreement; and

WHEREAS, on and subject to the terms and conditions set forth herein, the Agents and Lenders have agreed to the requested forbearance and amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Forbearance. The Loan Parties acknowledge and agree that (a) the Designated Events of Default have occurred and are continuing and (b) upon the Forbearance Termination Date (defined below) the forbearance provided under this Section 1 shall terminate and the Agents and Lenders shall have the right to exercise any and all rights and remedies under Section 9.01 of the Credit Agreement or otherwise under the Loan Documents or under applicable law or at equity due to such Designated Events of Default or any other Event of Default that has occurred and is continuing. The Agents and Lenders hereby agree as of the date hereof to forbear from exercising any rights or remedies under Section 9.01 of the Credit Agreement or otherwise under the Loan Documents or under applicable law or at equity with respect to the Designated Events of Default until the earliest of (i) the occurrence of a breach or default under this Agreement, (ii) the occurrence of a Default or Event of Default that does not constitute a Designated Event of Default, (iii) the Disposition of all or substantially all of the assets of the Borrower or (iv) the sixth month anniversary of the First Amendment Date (the “Forbearance Termination Date”).

The Loan Parties acknowledge and agree that, if any breach or default under this Agreement occurs, or if a Default or Event of Default occurs that does not constitute a Designated Event of Default, in each case after the date hereof, the Forbearance Termination Date shall be deemed to have occurred immediately prior thereto, this Section 1 shall cease to be effective, and the Agents and Lenders shall be entitled to (x) terminate all Commitments under the Credit Agreement and declare all of the Loans then outstanding to be due and payable, whereupon the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under the Credit Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind and (y) exercise immediately their rights and remedies under the Loan Documents and under applicable law or at equity. Each Loan Party hereby further acknowledges and agrees that from and after the Forbearance Termination Date, the Agents and Lenders shall be under no obligation of any kind whatsoever to forbear from exercising any remedies on account of the Designated Events of Defaults or any other Event of Default (whether similar or dissimilar to the Designated Events of Default).

2. The foregoing notwithstanding, if and to the extent the Agents and Lenders continue to make Advances, notwithstanding the occurrence of any Default or Event of Default, whether specified herein or otherwise, (a) such Advances shall be made, issued, caused to be issued, or executed, as applicable, in the Agents’ and Lenders’ sole and absolute discretion, and (b) no such action shall be construed as (i) a waiver or forbearance of any of the Agents’ and Lenders’ rights, remedies, and powers against Borrower or the Collateral (including, without limitation, the right to terminate without notice, the making of Advances) or (ii) a waiver of any such Default or Event of Default.

3. Amendments to Credit Agreement. Effective on the date hereof, the Credit Agreement is amended as follows:

(a) The definition of “Applicable Interest Rate Margin” in Section 1.01 is hereby amended by deleting it in its entirety and by replacing it with the following:

““Applicable Interest Rate Margin” means (i) for a Reference Rate Loan, 10.00%, and (ii) for a LIBOR Rate Loan, 11.00%; provided, however that in the event Borrower elects to pay a LIBOR Rate Loan in kind pursuant to Section 2.05(e), the Applicable Interest Rate Margin for such LIBOR Rate Loan shall be 12.00%.”

(b) Section 1.01 is hereby amended by adding the following definitions in the appropriate alphabetical order:

““Excess Cash Flow” means, for any period, an amount (if positive) determined for Borrower equal to Consolidated EBITDA for such period, minus the sum without duplication, of the amounts for such period of: (i) the cash portion of Consolidated Net Interest Expense for such period, plus (ii) the cash portion of income taxes paid during such period, plus (iii) all scheduled principal payments made in respect of the Term Loan during such period, plus (iv) the cash portion of Capital Expenditures made during such period.”

““First Amendment Date” means March 24, 2008.”

““Revolver Availability Increase Date” means the date on which either (a) Borrower delivers to the Administrative Agent in form and substance satisfactory to the Administrative Agent a protection lease with the Grand Prairie Levy Board relating to the leases located at Coquille Bay, Louisiana, or (b) the potential litigation between the Grand Prairie Levy Board and the State of Louisiana relating to the ownership of certain real property rights located at Coquille Bay, Louisiana is resolved in a manner satisfactory to the Administrative Agent in its sole discretion.”

(c) Section 2.02(a), Initial Borrowing Base, is hereby amended by amending and restating such Section in its entirety as follows:

“(a) Initial Borrowing Base. For the period (i) from and including the Effective Date to but excluding the date of the First Amendment Date, the amount of the Borrowing Base shall be $9,840,510.90, (ii) from and including the First Amendment Date and until the Revolver Availability Increase Date, the amount of the Borrowing Base shall be $10,025,510.90, and (iii) from and including the Revolver Availability Increase Date until the following Scheduled Redetermination, the amount of the Borrowing Base shall be $10,215,510.90.”

(d) Section 2.05(e), “Interest Payment”, is hereby amended by deleting it in its entirety and replacing it with the following:

“(e) Interest Payment. Interest on each Revolving Loan that is a Reference Rate Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest on each Revolving Loan that is a LIBOR Rate Loan shall be payable every month; provided, however that up until the three month anniversary of the First Amendment Date, with respect to LIBOR Rate Loans, the Borrower may, upon providing Administrative Agent two (2) Business Days notice of its intent to do so) elect to pay the interest on such LIBOR Rate Loan attributable to the Applicable Interest Rate Margin (but excluding the interest attributable to the LIBOR Rate) in kind. Interest on the Term Loan shall be payable-in-kind by being added to the principal balance of the Term Loan quarterly, in arrears, on the first day of each month, commencing on the first day of the quarter following the Effective Date and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due in cash hereunder.”

(e) Section 2.06(a)(i), “Revolving Loans”, is hereby amended by deleting it in its entirety and replacing it with the following:

“(i) Revolving Loans. The Total Revolving Credit Commitment shall terminate on the Final Revolver Maturity Date. The Borrower may, subject to Section 2.06(e), reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the greater of (A) the sum of (I) the aggregate unpaid principal amount of all Revolving Loans and the Coquille Bay Site Specific Trust Guarantee then outstanding, and (II) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.03, and (B) $7,000,000. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than five (5) Business Days prior written notice to the Administrative Agent, shall be irrevocable and shall be accompanied with the Liquidation Preference. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.”

(f) Section 2.06(c) is hereby amended by adding the following as a new subsection (ix) thereof:

“(ix) Within 3 Business Days of delivery to Agent and each Lender of financial statements pursuant to Section 7.01(a)(i), commencing with the delivery to Agent and each Lender of the financial statements for Borrower’s fiscal quarter ended July 31, 2008 or, if such financial statements are not delivered to Agent and each Lender on the date such statements are required to be delivered pursuant to Section 7.01(a)(i), 3 Business Days after the date such statements are required to be delivered pursuant to Section 7.01(a)(i), Borrower shall prepay the outstanding principal amount of the Revolving Loans in an amount equal to 100% of the Excess Cash Flow of Borrower for such fiscal month.”

(g) Section 2.07 is hereby amended by adding the following as a new subsection (e) thereof:

“(e) Exit Fee. In the event the Borrower repays all of the outstanding Loans with the proceeds of one or more Dispositions, regardless of whether such Dispositions are of the Borrower as a going concern or of any or all of the assets of the Borrower, and regardless of whether such Dispositions occur as a result of the exercise by the Collateral Agent of its remedies under the Loan Documents or applicable law or otherwise, the Borrower shall pay to the Administrative Agent for its own account an exit fee, payable in cash, in an amount equal to (a) 25.00% times (b) the amount of cash plus the fair market value of any non-cash consideration received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of any Loan Party, in connection therewith after deducting therefrom only (i) the amount of the Obligations (other than this exit fee) which are repaid in connection with such Dispositions, (ii) reasonable expenses related thereto incurred by the Loan Parties in connection therewith, (iii) transfer taxes paid to any taxing authorities by the Loan Parties in connection therewith, and (iv) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements).”

(h) Section 4.04(b) is hereby amended by amending and restating such Section in its entirety as follows:

“(b) Except as otherwise specifically provided in Section 2.06, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral (i) first, ratably to pay the Obligations in respect of any fees (other than the exit fee due pursuant to Section 2.07(e) hereof, expense reimbursements, indemnities and other amounts then due to the Agents until paid in full; (ii) second, ratably to pay any fees and indemnities then due to the Revolving Loan Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Revolving Loans and Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans and Collateral Agent Advances until paid in full; (v) fifth, ratably to pay any fees and indemnities then due to the Term Loan Lenders until paid in full; (vi) sixth, ratably to pay interest due in respect of the Term Loan until paid in full; (vii) seventh, ratably to pay principal of the Term Loan until paid in full, (viii) eighth, to the payment of the exit fee due pursuant to Section 2.07(e), and ninth, to the ratable payment of all other Obligations then due and payable.”

(i) Section 7.01(a)(iii) is hereby amended by deleting such Section in its entirety and by inserting “[Intentionally Omitted]” in lieu thereof.

4. Representations and Warranties. Each Loan Party hereby represents and warrants in favor of each Agent and each Lender as follows:

a. Such Loan Party has the corporate power and authority (a) to enter into this Agreement and (b) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

b. This Agreement has been duly authorized, validly executed and delivered by an authorized officer of such Loan Party, and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms;

c. The execution and delivery of this Agreement and performance by such Loan Party under the Credit Agreement, as amended from time to time, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over such Loan Party which has not already been obtained, nor contravene or conflict with the charter documents of such Loan Party, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which such Loan Party is party or by which any of its properties are or may become bound;

d. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date hereof (except to the extent that any such representations or warranties expressly relate solely to an earlier date) are true and correct on and as of the date hereof;

e. No Default or Event of Default has occurred and is continuing or would result from the execution or effectiveness of this Amendment.

5. Acknowledgement.

a. Acknowledgement of Obligations. Each Loan Party hereby acknowledges, confirms and agrees that as of the close of business on March 24, 2008, each Loan Party was jointly and severally indebted to the Agents and Lenders for loans, advances and other financial accommodations under the Loan Documents in the following amounts:

Revolving Loans	$10,729,324.07
Term Loan (Bank of Oklahoma)	467,390.19
Revolver Accrued Interest & Unused Line Fees	854,664.54
Accrued Interest (Bank of Oklahoma)	5,659.90
Legal Fees	10,400.00
Total Obligations:	$12,067,438.70

All such Obligations owing by each Loan Party, in each case together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by each such Loan Party to each Agent and each Lender, are unconditionally owing by each Loan Party to each Agent and each Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

b. Acknowledgement of Security Interests. Each Loan Party hereby acknowledges, confirms and agrees that Collateral Agent, for itself and the benefit of Agents and Lenders, has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral granted to Collateral Agent, for itself and the benefit of the Agent and Lenders, pursuant to the Loan Documents or otherwise granted to or held by Collateral Agent, for itself and the benefit of the Agents and Lenders.

c. Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to the Agents and Lenders thereto by such Loan Party, and each is in full force and effect as of the First Amendment Date, (b) the agreements and obligations of each Loan Party contained in such documents and in this Agreement constitute the legal, valid and binding obligations of such Loan Party and guaranteed indebtedness of the Loan Parties other than Borrower, enforceable against such Loan Party in accordance with their respective terms, and the Loan Parties have no valid defense to the enforcement of the Obligations and such guaranteed indebtedness, and (c) each Agent and each Lender are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.

6. Covenant.

a. As a material inducement to the execution by the Agents and the undersigned Lenders of this Amendment, Borrower hereby agrees that it shall (a) as soon as practicable, but in no event later than April 15, 2008, or such later date as the Administrative Agent may approve in its sole discretion, retain a sales agent, broker or an investment banker (such person, a “Broker”), acceptable to the Administrative Agent, for the purpose of exploring the sale of the Borrower and/or its assets, pursuant to a written agreement in form and substance acceptable to the Administrative Agent, and (b) deliver a fully-executed copy of such agreement to the Administrative Agent, certified as true and correct by an Authorized Officer of the Borrower. The Borrower shall continue the retention of such Broker until such time as the Borrower receives the prior written consent of the Administrative Agent to discontinue such retention. At all times during the retention of such Broker, the Borrower shall provide such Broker’s representatives with all assistance and cooperation necessary to fully perform their duties under such retention agreement, and, upon the Administrative Agent’s request, and in any event, not less than once every two weeks, shall make such Broker’s representatives available to the Administrative Agent and Lenders to discuss the process and progress of each strategic option and each aspect thereof, including the parties involved therewith. The failure to comply with any of the following on a timely basis shall constitute an immediate Event of Default.

b. Each Lender hereby authorizes the Collateral Agent to make a Collateral Agent Advance for the purpose of paying any and all fees, costs and expenses charged by the Broker in connection with its retainment by the Borrower, and hereby waives any requirement that the Collateral Agent provide notice to such Lender of any such Collateral Agent Advance.

7. Advice of Counsel. Each Loan Party has had advice of independent counsel of its own choosing in negotiations for and the preparation of this Agreement, has read this Agreement in full and final form, and has had this Agreement fully explained to it to its satisfaction.

8. Limitations; No Other Amendment. Except for the amendments expressly set forth above, the text of the Credit Agreement and all other existing Loan Documents shall remain unchanged and in full force and effect and each Agent and each Lender expressly reserves the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents. The amendments contained herein are limited to the precise terms hereof, and no Agent nor any Lender is obligated to consider or consent to any additional request by any Loan Party for any other amendment with respect to the Credit Agreement.

9. Payment of Costs and Fees. The Loan Parties shall pay to each Agent and each Lender all due diligence, costs, fees, expenses and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto. In addition thereto, the Loan Parties agree to reimburse each Agent and each Lender on demand for its costs arising out of this Agreement and all documents or instruments relating hereto (which costs may include the fees and expenses of any attorneys retained by any Agent or any Lender).

10. Conditions to Effectiveness of this Agreement. This Agreement shall become effective as of the date when, and only when, the following conditions have been satisfied as determined in each Agent’s and each Lender’s sole and absolute discretion:

a. Administrative Agent shall have received, in form and substance satisfactory to it, duly executed counterparts of this Agreement from each Loan Party and each Lender on or before March 24, 2008; and

b. Borrower shall have paid all fees, costs and expenses incurred in connection with this Agreement and any other Loan Documents (including, without limitation, legal fees and expenses).

11. Effect on the Loan Documents. Upon the effectiveness of this Agreement, on and after the First Amendment Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended from time to time.

12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

14. Loan Document. This Agreement shall be deemed to be a Loan Document for all purposes.

15. RELEASE BY LOAN PARTIES. EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT: (I) NEITHER IT NOR ANY OF ITS SUBSIDIARIES HAS ANY CLAIM OR CAUSE OF ACTION AGAINST THE AGENTS OR LENDERS (OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AFFILIATES OR ATTORNEYS OF THE FOREGOING), (II) EACH AGENT AND EACH LENDER HAS HERETOFORE PROPERLY

PERFORMED AND SATISFIED IN A TIMELY MANNER ALL OF ITS OBLIGATIONS TO EACH LOAN PARTY AND THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES AND (III) HE OR IT HAS RECEIVED THE ADVICE OF LEGAL COUNSEL WITH REGARD TO THE RELEASES AND WAIVERS CONTAINED HEREIN. EACH AGENT AND EACH LENDER WISHES (AND EACH LOAN PARTY AGREES) TO ELIMINATE ANY POSSIBILITY THAT ANY PAST CONDITIONS, ACTS, OMISSIONS, EVENTS OR CIRCUMSTANCES WOULD IMPAIR OR OTHERWISE ADVERSELY AFFECT ANY OF THEIR RIGHTS, INTERESTS, SECURITY AND/OR REMEDIES. FOR AND IN CONSIDERATION OF THE AGREEMENTS CONTAINED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, EACH LOAN PARTY (THE “RELEASORS”) VOLUNTARILY, KNOWINGLY, UNCONDITIONALLY AND IRREVOCABLY RELEASES, WAIVES AND FOREVER DISCHARGES EACH AGENT AND EACH LENDER, TOGETHER WITH THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, SUBSIDIARIES, AFFILIATES, AGENTS, EMPLOYEES AND ATTORNEYS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM: (X) ANY AND ALL LIABILITIES, OBLIGATIONS, DUTIES, PROMISES OR INDEBTEDNESS OF ANY KIND OF THE RELEASED PARTIES TO THE RELEASORS OR ANY OF THEM, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED AND (Y) ALL CLAIMS, OFFSETS, CAUSES OF ACTION, SUITS OR DEFENSES OF ANY KIND WHATSOEVER (IF ANY), WHICH THE RELEASORS OR ANY OF THEM MIGHT OTHERWISE HAVE AGAINST THE RELEASED PARTIES OR ANY OF THEM, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, IN EITHER CASE (X) OR (Y) IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, OR ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, OR ON ACCOUNT OF ANY CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, INDEBTEDNESS, CLAIM, CAUSE OF ACTION, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND WHICH EXISTED, AROSE OR OCCURRED AT ANY TIME FROM THE BEGINNING OF THE WORLD TO THE DATE THIS AGREEMENT BECOMES EFFECTIVE.

16. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this Agreement by facsimile transmission or other electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Agreement as of the day and year first written above.

IMPERIAL PETROLEUM, INC.,
a Nevada corporation

By:	/s/ Jeffrey T. Wilson
Name:	Jeffrey T. Wilson
Title:	President

COLLATERAL AGENT, ADMINISTRATIVE AGENT AND LENDER:

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

By:	D.B. ZWIRN PARTNERS, LLC, its general partner

BY:	ZWIRN HOLDINGS, LLC, its managing member

By:	/s/ Lawrence D. Cutler
Name:	Lawrence D. Cutler
Title:	Authorized Signatory

LENDER:

BERNARD NATIONAL LOAN INVESTORS, LTD.

By:	/s/ Lawrence D. Cutler
Name:	Lawrence D. Cutler
Title:	Authorized Signatory

LENDER:

BANK OF OKLAHOMA

By:
Name:
Title:

Schedule 1

Designated Events of Default

1. Events of Default under Section 9.01(c) of the Credit Agreement due to the failure of the Borrower to comply with Section 7.01 from the period beginning on the Effective Date and ending on the First Amendment Date by failing to deliver the following documents:

(a)	Monthly financial reporting;

(b)	Monthly listing of accounts receivable;

(c)	Reserve Report due within 30 days after January 31st;

(d)	Monthly calculation of PV10;

(e)	Monthly listing of hedge positions;

(f)	Monthly report showing lease-by-lease reporting;

2. Events of Default under Section 9.01(a) of the Credit Agreement due to the failure to pay interest when due from the period beginning on the Effective Date and ending on the First Amendment Date.

3. An anticipated Event of Default under Section 9.01(i) of the Credit Agreement due to the failure of the Security Documents relating to the Collateral located in Coquille Bay, Louisiana to create a valid and perfected and first priority Lien in favor of the Collateral Agent for the benefit of the Lenders due to any litigation between Grand Prairie Levy Board and the State of Louisiana.

4. An Event of Default under Section 9.01(n) due to the cessation of business of the Borrower located at Coquille Bay, Louisiana.

5. Other Events of Default under Section 9.01(c) of the Credit Agreement due to the failure of the Borrower to comply with the covenants set forth in Articles VII and VIII of the Credit Agreement from the period beginning on the Effective Date and ending on the First Amendment Date.